UNSECURED PURCHASE PRICE ADJUSTMENT MECHANISM AGREEMENT
             -------------------------------------------------------

     THIS UNSECURED PURCHASE PRICE ADJUSTMENT MECHANISM AGREEMENT (this "Agreement") is made as of the 26th day of February, 1998, by and among Meditrust Corporation (the "REIT"), Meditrust Operating Company ("OPCO," and together with the REIT, the "Companies"), Merrill Lynch International ("MLI"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent for MLI and as owner of the Purchase Shares and assignee of the Purchase Agreement (together with MLI, the "Merrill Lynch Parties"). The Companies and the Merrill Lynch Parties are referred to herein collectively as the "Parties" and each individually, as a "Party."

     The Parties hereto entered into the Purchase Agreement (the "Purchase Agreement") and Purchase Price Adjustment Mechanism Agreement (the "Original Adjustment Agreement") each dated as of February 26, 1998 and those certain Amendment Agreements dated as of July 16, July 31 and September 11, 1998 (collectively, the "Amendments"), which Amendments amended the Purchase Agreement and the Original Adjustment Agreement to the extent set forth therein. The Parties are executing and delivering an Amended and Restated Settlement Agreement dated as of November 11, 1998 (the "Settlement Agreement") which sets forth certain additional agreements and covenants related to the transactions contemplated by the Purchase Agreement and the Original Adjustment Agreement, as amended prior to the date hereof. As required thereby, the Parties are entering into an Amendment to Purchase Agreement, a Secured Purchase Price Adjustment Mechanism Agreement dated as of February 26, 1998 (the "Secured Adjustment Agreement") and this Agreement contemporaneously with the execution and delivery of the Settlement Agreement, which, collectively, are intended to (i) amend and restate in its entirety the Original Adjustment Agreement, and (ii) rescind the Amendments in their entirety such that such Amendments are thereafter of no further force and effect.

     Accordingly, the purpose of this Agreement and the Secured Adjustment Agreement, collectively, is to amend and restate the Original Adjustment Agreement, as amended by the Amendments, in its entirety and to set forth the terms and conditions of the purchase price adjustment transaction (the "Transaction") entered into between MLI and the Companies.

     IN CONSIDERATION of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the Companies and MLI hereby agree as follows:

1.   Definitions.

     As used in this Agreement, the following terms shall have the meanings set forth below:

a. Ability to Settle in Paired Shares. As of the date hereof, the Companies have not, and after the date hereof, the Companies will not, enter into any obligation that would contractually prohibit the Companies from delivering Paired Shares pursuant to Sections 3.2, 4.2 or 5 of this Agreement.

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b.   Adjustment Shares. 5,855,000 Paired Shares, as may be adjusted from time to time pursuant to Section 1(c) or Section 4.1(d), reduced by the number of Settlement Shares that are the subject of Settlement pursuant to Section
     3.1 or Section 4.1 or by the number of Paired Shares delivered to the Companies pursuant to Section 3.3(c).

c. Certain Adjustments to Reference Price or Number of Adjustment Shares. In the event of:

          (i) a subdivision, consolidation or reclassification of the Paired Shares, or a free distribution or dividend of any Paired Shares to all existing holders of Paired Shares by way of bonus, capitalization or similar issue;

          (ii) a distribution or dividend to all existing holders of Paired Shares of (A) additional Paired Shares or (B) other share capital or securities granting right to payment of dividends and/or the proceeds of liquidation of the Companies equally or proportionally with such payments to holders of Paired Shares, an adjustment shall thereupon be effected to the Reference Price and/or the Adjustment Shares at the time of such event with the intent that following such adjustment, the value of this Transaction is economically equivalent to the value immediately prior to the occurrence of the event causing the adjustment.

     (cA) Blackout Day. Means any day on which the Companies shall have (i) suspended the right of the Merrill Lynch Parties to effect sales of the Shares through the use of a Prospectus Supplement until such time as a Prospectus Supplement has been filed by the Companies with the Commission, or an amendment to the Registration Statement has been filed by the Companies and declared effective by the Commission, or until such time as the Companies have filed an appropriate report with the Commission pursuant to the Exchange Act, or (ii) failed to take any actions required of the Companies under the Forward Equity Transaction Documents (as defined in the Settlement Agreement) to enable the Merrill Lynch Parties to publicly sell Paired Shares under this Agreement including, without limitation, the failure of the Company to (i) maintain an effective registration statement covering such Paired Shares (whether or not such failure is due to regulatory review), (ii) provide the Merrill Lynch Parties with a deliverable Prospectus and/or Prospectus Supplement, or (iii) provide the appropriate Resale Closing Documents (as defined in the Purchase Agreement, as amended by the Amendment to Purchase Agreement).

d. Block Sale. Any privately negotiated sales of the Paired Shares involving at least a block of such security (as defined in Rule 10b18 under the Exchange Act) that are not effected to or through a broker or dealer.


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

e. Business Day. Any day other than Saturday, Sunday, or any other day on which banking institutions in the States of Delaware or New York are not open for business.

f. Calculation Agent. MLI, whose calculations and determinations shall be made in a reasonable manner.

     (fA) Cash Payment Amount. Means, on each Reset Date or Interim Settlement Date, an amount in U.S. Dollars equal to:

          (i) the sum of all per Paired Share cash amounts paid or delivered by the Companies to MLI under Section 3.3 (other than amounts that reduce the Adjustment Shares pursuant to Section 3.3(c)) during the relevant Compounding Period; the per Paired Share amount to be determined by dividing the amount of cash delivered pursuant to Section 3.3 by the number of Adjustment Shares on the date so paid or delivered; plus (ii) an amount representing interest that could have been earned on such cash amounts at the USD LIBOR rate having a designated maturity of 1 month, plus 75 basis points, for the period from the date that such cash amounts are received by MLI until such Reset Date or Interim Settlement Date.

g. Closing Price. The last sale price of the Paired Shares on the Relevant Exchange on the relevant date.

     (gA) Collateral Account. Means the collateral account in the name of the Meditrust Corporation Pledged Collateral for MLI at MLPF&S. The Collateral Account as of the date hereof is Acct. #51L10522 at MLPF&S.

h.   Commission. The Securities and Exchange Commission.

i.   Compounding Period. Means each period commencing on and including:

          (i) in the case of the first Compounding Period, the Initial Settlement Date and ending on but excluding the first Reset Date, and

          (ii) for each period thereafter, a Reset Date and ending on (but excluding) the next following Reset Date.

j.   [Intentionally Omitted]

k. Distribution Amount. Means, on each Reset Date or Interim Settlement Date, an amount in U.S. Dollars equal to:


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

          (i) the sum of all cash distributions paid on a single Paired Share during the relevant Compounding Period; plus

          (ii) an amount representing interest that could have been earned on such distributions at the USD LIBOR rate having a designated maturity of 1 month, plus 75 basis points, for the period from the date that such distributions would have been received by a holder of such number of Paired Shares until such Reset Date or Interim Settlement Date.

l. DRIP Distribution. Sales to any Distribution Reinvestment Plan now or hereafter established by the Companies, or to any agent acting on behalf of such Plan, for sale to participants in such Plan.

m.   Effective Date. February 26, 1998.

     (mA) [Intentionally Omitted]

n.   Exchange Act. The Securities Exchange Act of 1934, as amended.

o. Exchange Trading Day. Each day on which the Relevant Exchange is open for trading.

p.   Execution Price. The Closing Price on the Effective Date.

q. Gradual Market Distribution. An offering of the Paired Shares into the existing trading market for outstanding shares of the same class at other than a fixed price on or through facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

r.   Initial Price. Means,

          (i) for the Compounding Period ending on May 31, 1998, an amount in U.S. Dollars equal to $32.625, and

          (ii) for each subsequent Reset Date, the Reference Price as calculated on or adjusted as of the prior Reset Date.

s.   Initial Settlement Date. February 26, 1998.

     (sA) Interim Settlement Date. Means (i) each Tuesday until the Reference Amount has been reduced to zero dollars and (ii) any day on which cash amounts are paid or delivered to MLI under Section 3.3; provided that if such date is not an Exchange Trading Day, then the Interim Settlement Date shall be the next succeeding Exchange Trading Day.


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

t. Interim Settlement Amount. With respect to a given Interim Settlement Date, means the amount by which the Reference Amount minus $10,000,000 exceeds the product of (x) the Closing Price and (y) the number of Adjustment Shares.

u. Interim Settlement Shares. The Interim Settlement Amount divided by the Closing Price on such Reset Date or Interim Settlement Date.

v.   Maturity Date. February 26, 1999.

w. Paired Shares. Units consisting of one share of common stock, $.10 par value per share, of the REIT and one share of common stock, par value $.10 per share, of OPCO, which shares are paired and traded as a unit.

x. Relevant Exchange. Means, with respect to any Exchange Trading Day, the principal Stock Exchange on which the Paired Shares are traded on that day.

y. Reference Amount. On each Reset Date and Interim Settlement Date, the Reference Price multiplied by the Adjustment Shares or Settlement Shares, as applicable.

z. Reference Price. On each Reset Date and Interim Settlement Date, the Reference Price shall be determined by:

          (i) compounding the Initial Price for each Compounding Period at USD LIBOR rate plus Spread for a designated maturity of 1 month (Actual/360 day count fraction) to such Reset Date and Interim Settlement Date;

          (ii) subtracting the Distribution Amount at that date; and

          (iii) subtracting the Cash Payment Amount at that date.

aa. Reset Date. Means, through the final Settlement Date, (i) the last day of each month, beginning May 31,1998 (provided, that if such day is not a Business day then the Reset Date shall be the next succeeding Business Day) and (ii) as to any Settlement Shares, the Settlement Date that such Settlement Shares are settled.

bb.  Securities Act. The Securities Act of 1933, as amended.

cc. Settlement. Has the meaning set forth in Section 3.1 or Section 4.1, as applicable.

dd. Settlement Amount. The net sales proceeds realized by or on behalf of MLI for all sales of Paired Shares in connection with any Settlement, calculated as follows:

          (i) if the manner of Settlement Sale pursuant to Section 3.1 or 4.1 is an Underwritten Offering, the Settlement Amount will equal the gross proceeds realized, net of a negotiated underwriting discount;


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

          (ii) if the manner of Settlement Sale pursuant to Section 3.1 or 4.1 is a Block Sale, the Settlement Amount will equal the gross sales proceeds realized, net of a negotiated underwriting discount;

          (iii) if the manner of Settlement Sale pursuant to Section 3.1 or 4.1 is a Gradual Market Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to the market over the period of the distribution, net of a resale spread of 50 basis points;

          (iv) if the manner of Settlement Sale pursuant to Section 3.1 or 4.1 is a DRIP Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to any Purchase Agent for a Company Distribution Reinvestment Plan, net of a resale spread of 50 basis points;

          (v) if the manner of Settlement Sale pursuant to Section 3.1 is a Subscription Distribution, the Settlement Amount will equal the gross proceeds realized, net of any fees, discounts or other costs incurred by the Companies in connection with such Subscription Distribution.

          ee. Settlement Date. The date on which, in accordance with standard market practice, the Paired Shares are delivered and the funds received, in respect of any Settlement in accordance with Section
               3.2 or Section 4.2.

          ff. [Intentionally Omitted].

          gg. Settlement Shares. The number of Adjustment Shares subject to Settlement.

          hh.  Spread. 75 basis points, subject to adjustment pursuant to
               Section 6.5 of this Agreement, Section 7 of the Settlement Agreement and Section 5.2 of the Purchase Agreement, as amended by the Amendment to Purchase Agreement.

          ii. Stock Exchange. Means the New York Stock Exchange, the American Stock Exchange or NASDAQ.

          jj. Underwritten Offering. An underwritten fixed price offering of the Paired Shares.

          kk. USD LIBOR. The London Inter Bank Offered Rate in respect of U.S. Dollars for the designated maturity as quoted on Page 3750 on the Telerate Service (or such other page as may replace Page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined.

          ll. Subscription Distribution. An offering of the Paired Shares to existing holders of the Paired Shares.

2. Representations and Warranties.
   -------------------------------

     The representations and warranties of the Companies in Section 4 of the Purchase Agreement, dated as of February 26, 1998 (the "Purchase Agreement"), among the Companies, MLI and MLPF&S are hereby incorporated by reference herein as of the date hereof, and the Companies hereby so represent and warrant to MLI as of the date hereof. The provisions of Section 6 of the Purchase Agreement shall also be applicable to any Paired Shares delivered to MLI under this Agreement.

3. Settlement by or at the Companies' Direction.
   ---------------------------------------------

a.   Settlement Sale.

     Subject to Section 4.2(a)(ii), on any Reset Date or on any other Exchange Trading Date agreed by both parties, up to and including the Maturity Date, the Companies may give telephonic notice to MLI to settle, and MLI shall settle, in a commercially reasonable manner (which may require sales over a period of more than 1 day), all or a portion of the Adjustment Shares ("Settlement"), as specified by the Companies, through sale of not less than the number of Paired Shares, the sale of which would result in a Settlement Amount equal to 100% of the Reference Amount on the Settlement Date, and not more than the number of Paired Shares, the sale of which would result in a Settlement Amount equal to 105% of the Reference Amount on the Settlement Date, in any of the manners set forth below, as selected by the Companies:

          (i) an Underwritten Offering (for which the Companies shall provide at least 21 Business Days prior notice to MLI);

          (ii) a Block Sale (for which the Companies shall provide at least 3 Business Days prior notice to MLI);

          (iii) a Gradual Market Distribution (for which the Companies shall provide at least 1 Business Days prior notice to MLI);

          (iv) a DRIP Distribution (for which the Companies shall provide at least 1 Business Days prior notice to MLI); or

          (v) a Subscription Distribution (for which the Companies shall provide at least 5 Business Days prior notice to MLI).

     If the Companies do not specify a manner of sale, a Gradual Market Distribution shall be used. Settlement procedures shall begin as soon as commercially practicable, as determined by MLI, after MLI receives notice from the Companies and no later than the first Exchange Trading Day after expiration of the notice period unless otherwise agreed by the Companies and MLI. At such time as the Companies deliver notice pursuant to this Section 3.1, the Companies may direct MLI to sell not less than the number of Paired Shares equal to the number of Settlement Shares, and MLI shall comply with such direction in a commercially reasonable manner.

b.   Settlement Mechanics.

          i. If, on the Settlement Date, the Settlement Amount is greater than the Reference Amount, MLI will pay the Companies an amount in cash or Paired Shares (valued at the Closing Price on the Settlement Date) equal to the difference.

          ii.  If the number of Paired Shares sold by MLI pursuant to Section
               3.1 is greater than the number of Settlement Shares, the Companies shall deliver to MLI, on the Settlement Date, a number of Paired Shares equal to the difference. If the number of Paired Shares sold by MLI pursuant to Section 3.1 is less than the number of Settlement Shares, MLI shall deliver to the Companies, on the Settlement Date, a number of Paired Shares equal to the difference.

          iii. In all events, MLI will pay to the Companies an amount equal to all cash distributions received by MLI that are payable to holders of the Paired Shares but not paid prior to the Settlement Date, on a number of Paired Shares equal to the Settlement Shares, on the Business Day after the relevant distribution payment date declared by the Board of Directors of the REIT and OPCO.

          iv. If MLI, in connection with any Settlement, receives net sales proceeds, as calculated pursuant to the definition of Settlement Amount, from the sale of Paired Shares prior to the applicable Settlement Date, MLI, on the Settlement Date, shall pay the Companies an amount in cash representing interest that could have been earned on such net sales proceeds at the USD LIBOR rate having a designated maturity of 1 month, plus 75 basis points, for the period from the date that such net sales proceeds are received by MLI until such Settlement Date.

c.   Cash Payments.

          i. Notwithstanding anything provided herein or in the Purchase Agreement or the Settlement Agreement, the Companies shall have the right to pay or otherwise deliver cash to MLI to reduce the Reference Amount (by reducing the Reference Price on a per Adjustment Share basis) and the date of such payment or delivery shall constitute an Interim Settlement Date and MLI shall deliver or cause to be delivered to the Companies any Interim Settlement Shares as required by Section_5(b) hereof.

          ii. Any cash paid or otherwise delivered to MLI pursuant to Sections 4.2(a)(i) and 5(c) of this Agreement, Sections 4.2(ii), 4.3, 5, 6.3(b), 6.4, 7(b), 8.1 and 9 of the Settlement Agreement and
               Section 5.2 of the Purchase Agreement, as amended by the Amendment to Purchase Agreement, shall, in each case, reduce the Reference Amount (by reducing the Reference

               Price on a per Adjustment Share basis) and the date of any such payment or delivery shall constitute an Interim Settlement Date and MLI shall deliver or cause to be delivered to the Companies any Interim Settlement Shares as required by Section 5(b) hereof.

          iii. In the event that on the date of any cash payment contemplated by
               Section 3.3(a) or 3.3(b) no such Interim Settlement Shares are held in the Collateral Account or after giving effect to the application of any cash payment no such Interim Settlement Shares will be held in the Collateral Account, the Merrill Lynch Parties shall deliver, or cause to be delivered, within five (5) Business Days to the Companies, in addition to any Interim Settlement Shares required to be delivered, that number of Paired Shares then held by the Merrill Lynch Parties pursuant to the Purchase Agreement or this Agreement in excess of that number of Paired Shares determined by dividing the Reference Amount (after deducting any such cash payment not applied in respect of Interim Settlement Shares) by the Closing Price on the date of such payment or transfer. Any such delivery of excess Paired Shares other than Interim Settlement Shares shall reduce the number of Adjustment Shares by the number of Paired Shares so delivered.

4.   Settlement by the Merrill Lynch Parties.

     a.   Settlement Sales.

          i. After the Standstill (as defined in the Settlement Agreement) ends, MLI shall have the right to sell in any of the manners set forth in Section 3.1 or 4.1(b) hereof (the "Settlement") 100% of the Adjustment Shares and in connection therewith to sell a number of Paired Shares equal to the number of Paired Shares purchased by MLI pursuant to the Purchase Agreement (the "Original Shares") and any and all Interim Settlement Shares. MLI shall be entitled to continue settlement procedures and the Companies shall continue to deliver Interim Settlement Shares pursuant to Section 5 hereof (if required) and otherwise perform the Companies' obligations under this Agreement until the Reference Amount has been reduced to zero or until the Companies make a cash payment to MLI in settlement of the remaining Reference Amount.

          ii. The Companies and MLI agree that sales of Paired Shares will be made in a commercially reasonable manner, which may include private or public sales and Block Sales at discounts to current market prices that, in MLI's judgment, are commercially reasonable and appropriate at the time of such sales. Notwithstanding the foregoing, if MLI proposes to make a sale of 750,000 or more Paired Shares to a single purchaser in a single transaction


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

               or series of transactions, other than through the facilities of the New York Stock Exchange at prevailing market prices, it shall first notify the Companies of the material terms of such sale (including the number of Paired Shares and the proposed price per Paired Share, which may, subject to the preceding sentence, be based upon a discount to the closing or other identified price or other relevant measure) and the Companies shall then have the right to purchase (or to designate one or more purchasers for) such Paired Shares on such terms; provided, however, that if the Companies (or their designee(s)) shall fail to commit to such purchase (i) if MLI gives the Companies notice prior to 12:00 p.m. New York City time on an Exchange Trading Day, prior to 4:30 p.m. New York City time on the day on which MLI gives the Companies notice of the proposed sale as provided above (or the next succeeding Business Day if the day of the delivery of such notice is not a Business Day), (ii) if MLI gives the Companies notice on or after 12:00 p.m. and before 6:00 p.m., prior to 9:00 a.m. New York City time on the Exchange Trading Day following the day on which MLI gives the Companies notice of the proposed sale as provided above or (iii) if such sale involves 2,000,000 or more Paired Shares to be sold in a single transaction, notwithstanding the provisions of clauses (i) and (ii) above, within 24 hours (excluding hours in non-Business Days) of the time at which MLI gives the Companies notice of the proposed sale as provided above, MLI may proceed to effect such sale on the proposed terms with such purchaser or purchasers as it selects.

          iii. At the option of MLI, subject to the ownership limitation provisions of Section 6.2 hereof, (i) all right, title and interest to Interim Settlement Shares having a value (based on the Closing Price on such date) equal to (x) the Reference Amount on such date less (y) an amount equal to the Adjustment Shares multiplied by the Closing Price on such date shall be transferred to MLI and (ii) such Interim Settlement Shares shall be transferred to an account at MLPF&S in the name of and for the exclusive benefit of MLI (the "MLI Account"). The number of Paired Shares in the MLI Account in excess of the number of Paired Shares equal to the Adjustment Shares (the "Additional Shares") shall continue to be treated as Interim Settlement Shares for purposes of this Agreement.

          iv. Upon reduction of the Reference Amount in the Secured Adjustment Agreement to zero (-0-) dollars through the payment of cash by the Companies to MLI: (i) a Reset Date shall occur, (ii) the lesser of (x) 2,645,000 Paired Shares or (y) such number of Paired Shares as remains in the Collateral Account shall be transferred to the MLI Account, (iii) the number of Adjustment Shares shall be increased by such number of Paired Shares determined pursuant to clause (ii) above, and (iv) the Reference Price shall be recalculated by multiplying the Reference Price determined


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

               as of such Reset Date by the quotient of (x) the number of Adjustment Shares immediately prior to such transfer pursuant to clause (ii) above divided by (y) the number of Adjustment Shares calculated pursuant to clause (iii) above.

          v. The transfer of Additional Shares pursuant to Section 4.1(c) or the transfer of Paired Shares pursuant to Section 4.1(d) shall constitute the purchase of a securities entitlement from the Companies for value by MLI and the transfer of all right, title and interest in and to the Additional Shares to MLI, and after such transfer MLI shall be the owner of such Additional Shares for all purposes.

b.   Settlement Mechanics.

          i. (i) After November 11, 1998 and any Business Day thereafter, any and all cash amounts in the Collateral Account (if any) shall be transferred to MLI to reduce the Reference Amount.

               (ii) After November 11, 1998, the Companies can no longer direct the settlement of Adjustment Shares pursuant to Section 3.1 of this Agreement without the Merrill Lynch Parties' consent.

          ii.  [Intentionally omitted]

          iii. If, on the Settlement Date, the Settlement Amount is greater than the Reference Amount, MLI will pay the Companies an amount in cash equal to the difference.

          iv. In all events, MLI will pay to the Companies an amount equal to all cash distributions received by MLI that are payable to holders of the Paired Shares but not paid prior to the Settlement Date, on a number of Paired Shares equal to the Settlement Shares, on the Business Day after the relevant distribution payment date declared by the Boards of Directors of the REIT and OPCO.

          v.   If the number of Paired Shares sold by MLI pursuant to Section
               4.1 is greater than the number of Settlement Shares, the Companies shall deliver to MLI, on the Settlement Date, a number of Paired Shares equal to the difference. If the number of Paired Shares sold by MLI pursuant to Section 4.1 is less than the number of Settlement Shares, MLI shall deliver to the Companies, on the Settlement Date, a number of Paired Shares equal to the difference.

          vi. If MLI, in connection with any Settlement, receives net sales proceeds, as calculated pursuant to the definition of Settlement Amount, from the sale of Paired Shares prior to the applicable Settlement Date, MLI, on the Settlement Date, shall pay the Companies an amount in cash representing interest that could have been earned on such net sales proceeds at the USD LIBOR rate having a designated maturity of 1 month, plus 75 basis points,


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

               for the period from the date that such net sales proceeds are received by MLI until such Settlement Date.

5.   Interim Settlements.

          i. On and after November 11, 1998, within 5 Business Days following each Reset Date or Interim Settlement Date, as the case may be, the Companies shall deliver to the Collateral Account an amount of Paired Shares as follows:

               (i) During the pendency of the Standstill, 125% of the Interim Settlement Amount in Interim Settlement Shares;

               (ii) After the Standstill, 100% of the Interim Settlement Amount
                    in Interim Settlement Shares unless, subject to clause (iii) below, the date on which such Interim Settlement Shares are delivered is a Black-Out Day, in which case, 150% of the Interim Settlement Amount in Interim Settlement Shares;

               (iii) If the date on which such Interim Settlement Shares are delivered is a Black-Out Day due to regulatory delays, as described in Section 5.2 of the Purchase Agreement, as amended by the Amendment to Purchase Agreement, and the Companies shall have elected to deliver additional Interim Settlement Shares and to increase the Spread rather than delivering the $25 million payment contemplated therein, the greater of (A) 200% of the Interim Settlement Amount in Interim Settlement Shares, or (B) that number of Interim Settlement Shares such that such number of Interim Settlement Shares plus any Interim Settlement Shares and Adjustment Shares then held by the Merrill Lynch Parties valued at the Closing Price on such Reset Date or Interim Settlement Date will equal at least 120% of the Reference Amount.

     Notwithstanding the foregoing, in the event that on any Reset Date there are Interim Settlement Shares in the Collateral Account, then such Interim Settlement Shares shall be deemed redelivered to the Collateral Account pursuant to the preceding sentence. Interim Settlement Shares shall be registered in the stock register of the Companies as instructed by MLI and shall be held by MLPF&S or a custodian or depository designated by MLPF&S.

          ii. On any Interim Settlement Date, if Interim Settlement Shares are held by MLI, MLI shall deliver to the Companies within five (5) Business Days after such Reset Date, the amount in Interim Settlement Shares by which the amount in Interim Settlement Shares held by MLI (valued at the Closing Price on such Reset
               Date) plus any cash amounts in the Collateral Account exceeds the required number of Interim Settlement Shares provided for in ss.5(a).


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

          iii. As provided by Section 5 of the Settlement Agreement, Distributions on the Interim Settlement Shares will be paid to MLI pursuant to ss.3.3 hereof.

          iv. Once the Reference Amount is reduced to zero (-0-) dollars, MLI shall immediately release all claims to any Interim Settlement Shares not used in Settlement and deliver such Interim Settlement Shares to the Companies.

          v. The Companies and the Merrill Lynch Parties confirm that the Companies have granted to the Merrill Lynch Parties and that the Merrill Lynch Parties have a first priority security interest in any and all Interim Settlement Shares and any and all cash amounts heretofore or hereafter delivered to the Merrill Lynch Parties or their respective agent and held in the Collateral Account pursuant to this Section 5. MLPF&S acknowledges that it is holding and will hold any and all Interim Settlement Shares and any and all cash (if any) now or hereafter held in the Collateral Account pursuant to Section 5 of this Agreement as pledge agent and bailee on behalf of the Merrill Lynch Parties as pledgee.

6.   Certain Covenants and Other Provisions.

     a.   Par Value.

     MLI shall pay to the Companies $.10 par value per share for each share comprising a Paired Share delivered to MLI pursuant to this Agreement.

     b.   Limitation on Ownership of Paired Shares.

     MLPF&S will manage the settlement process in such a way as to ensure that the Merrill Lynch Parties combined not be the beneficial owner, or be deemed to be the beneficial owner, at any given time of a number of Paired Shares that is greater than 9.25% of the Companies' outstanding Paired Shares.

     c.   Allocation of Payments by the MLI.

     When making any payment to the Companies pursuant to this Agreement, MLI shall allocate such payment between the REIT and OPCO in the manner specified by the Companies.

     d.   Purchase Price Adjustment Treatment

     The Companies and the MLI agree, to the extent relevant to their respective business and commercial activities and in the absence of an administrative determination or judicial ruling to the contrary, to treat for United States federal income tax and financial accounting purposes payments and deliveries made under this Agreement as adjustments to the purchase price paid for the Purchase Shares pursuant to Section 2 of the Purchase Agreement.


     e. Registration Statement.

     Any Paired Shares delivered by the Companies to MLI pursuant to this Agreement shall be the subject of an Effective Registration Statement. The Companies further agree that they will cause any registration statement to remain in effect until the earliest of the date on which (i)<0- 95>the Adjustment Shares plus all Interim Settlement Shares have been sold by or on behalf of MLI, (ii) MLI has advised the Companies that it no longer requires that such registration be effective or (iii) the date on which the Reference Amount shall have been reduced to zero (-0-). The provisions of Section 5.2 and
Section 7.2 of the Purchase Agreement shall be deemed to apply to any registration statement filed by the Companies pursuant to this Agreement.

     f. Delivery of Paired Shares.

     The Companies covenant and agree with MLI that Paired Shares delivered by the Companies pursuant to settlement events in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. The issuance of such Paired Shares will not require the consent, approval, authorization, registration, or qualification of any government authority, except such as shall have been obtained on or before the delivery date to MLI in connection with any registration statement filed with respect to any such Paired Shares.

     g. Securities Law Compliance.

     Each party agrees that it will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of the Companies' Paired Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder and any rules or regulations or code of conduct of, or agreements with, (i) the National Association of Securities Dealers, Inc., and (ii) the Relevant Exchange.

     h. Regulatory Compliance.

     Each party agrees that if the delivery of Paired Shares upon settlement is subject to any restriction imposed by a regulatory authority, it shall not be an event of default, and the parties will negotiate in good faith a procedure to effect settlement of such shares in a manner which complies with any relevant rules of such regulatory authority and which is satisfactory in form and substance to their respective counsel, subject to Section 6.2 of this Agreement and Section 7 of the Purchase Agreement. Each party further agrees that any sale pursuant to Section 3.1 of this Agreement may be delayed or postponed if, in MLPF&S's judgement, such delay or postponement is necessary to comply with the requirements of applicable law or regulation.

     i. Settlement Transfer.

     All settlements shall occur through DTC or any other mutually acceptable depository.

     j. Trading Authorization.

     The following individuals and/or any individual authorized in writing by the respective Treasurers of the Companies are authorized by the Companies to provide trading instructions to MLI with regard to this transaction.


                                  For the REIT:
                                  -------------

                                  David Benson
                                  Laurie Gerber
                                Michael Benjamin
                                 Michael Bushee

                                    For OPCO:
                                    ---------

                                  William Baker
                                  David Benson
                                  Laurie Gerber
                                Michael Benjamin

     The address, telephone number and facsimile number of each of these individuals is: c/o The Meditrust Companies, 197 First Avenue, Needham, Massachusetts 02194, telephone: (781) 4336000, and facsimile: (781) 4331290.

     k. Specific Performance.

     The parties acknowledge and agree that the failure of the Companies or MLI to deliver Paired Shares in accordance with the provisions hereof would result in damage to the other party that could not be adequately compensated by a monetary award. The parties therefore agree that, if either party fails to deliver Paired Shares in accordance with the provisions hereof, the other party may, in addition to all other remedies, seek an order of specific performance from a court of appropriate jurisdiction.

     l. Governing Law.

     The Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

     m. Confidentiality.

     Subject to the other applicable subsections of this Section 6, to any contrary requirement of law and to the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information relating to or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligation under, any provision of this Agreement.

     n. Return of Paired Shares and Cash Collateral.

     Upon the date on which the Reference Amount has been reduced to zero, MLI shall (i) transfer, assign and deliver to the Companies any cash and/or Paired Shares previously delivered by the Companies pursuant to this Agreement (including Paired Shares delivered pursuant to the Purchase Agreement) and not previously delivered to the Companies or sold by the Merrill Lynch Parties pursuant to the Restated Adjustment Agreements or, in the case of cash, applied to reduce the Reference Amount, and (ii) release all claims to cash and Interim Settlement Shares then held in the Collateral Account (including interest earned thereon) and immediately deliver such amounts and all Interim Settlement Shares to the Companies.

     o. Reservation of Rights.

     The Parties hereto expressly reserve their rights with respect to any actions taken under the Forward Equity Transaction Documents (as defined in the Settlement Agreement) prior to the date hereof, except that the Parties agree that the Registration Statement declared effective on October 8, 1998 shall constitute a Resale Registration Statement as contemplated by the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                            MERRILL LYNCH INTERNATIONAL

                                            By: /s/ John O'Dowd
                                                 ------------------------------
                                                Name:  John O'Dowd
                                                Title: Vice President

                                            MERRILL LYNCH, PIERCE, FENNER
                                            & SMITH INCORPORATED

                                            By:  /s/ Onu Odim
                                                 ------------------------------
                                                Name:  Onu Odim
                                                Title: Managing Director


                                            MEDITRUST OPERATING COMPANY

                                            By:  /s/ William Baker
                                                 ------------------------------
                                                Name:  William C. Baker
                                                Title: President


                                            MEDITRUST CORPORATION

                                            By: /s/ Michael Benjamin
                                               ------------------------------
                                               Name:  Michael S. Benjamin, Esq.
                                               Title: Senior Vice President